                                                                    EXHIBIT 32.1

                                  CERTIFICATION

            Pursuant to 18. U.S.C. Section 1350, the undersigned officers of Stonepath Group, Inc. (the "Company") hereby certify that the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                              BY: /s/ Robert Arovas
                                  ---------------------------------------------
                                  Robert Arovas
                                  President and Interim Chief Executive Officer

                              BY: /s/ Robert T. Christensen
                                  ---------------------------------------------
                                  Robert T. Christensen
DATE: August 14, 2006             Interim Chief Financial Officer

            This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

            A signed original of this written statement required by Section 906 has been provided to Stonepath Group, Inc. and will be retained by Stonepath Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.